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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) March 15, 2005
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                                                        (March 10, 2005)
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                          Manchester Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          New York                    0-21695                   11-2312854
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(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)             Identification No.)


        50 Marcus Boulevard, New York                       11788
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        (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (631) 951-8100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 10, 2005, the Board of Directors of Manchester Technologies, Inc. (the "Company") elected Sam Taylor as an Executive Vice President of the Company.

     Mr. Taylor began his employment at Electrograph Systems, Inc., ("Electrograph"), a wholly owned subsidiary of the Company, in 1987 as a Regional Sales Manager and was promoted to Vice President of Sales and Marketing in 1993. Since 1996, Mr. Taylor has served as the President of Electrograph and will continue to serve in this capacity in accordance with the terms of an Agreement of Employment between the Company, Electrograph and Mr. Taylor, dated as of May 5, 2003 (the "Agreement"), a copy of which is attached as Exhibit
99.1. Mr. Taylor is 47 years old.

     Pursuant to the Agreement, Mr. Taylor will be employed by Electrograph through April 30, 2006. His base salary will be at the rate of $125,000 per annum through April 30, 2005 and $135,000 from May 1, 2005 through April 30, 2006. Mr. Taylor is also entitled to receive a commission on all Electrograph sales produced by him equal to 10% of the Gross Profit (as defined in the Agreement) on such sales. In addition, Mr. Taylor is entitled to receive a quarterly bonus of up to $6,000.00 with respect to those fiscal quarters in which certain Electrograph Quarterly Gross Sales and/or Net Profit (as such terms are defined in the Agreement) amounts are achieved. Furthermore, Mr. Taylor will be entitled to receive an annual bonus equal to five percent of Electrograph's Gross Profit per month from certain of its accounts. Finally, Mr. Taylor shall be entitled to receive an annual bonus of $50,000 to $200,000 for the fiscal years ended April 30, 2005 and April 30, 2006 if Electrograph achieves certain Gross Sales Revenue and Gross Profit amounts, as set forth in the Agreement. However, pursuant to the Agreement, Mr. Taylor's total compensation shall not exceed $649,000.00 per year, unless agreed otherwise by all parties to the Agreement. Mr. Taylor shall not be entitled to any additional compensation for serving as an Executive Vice President of the Company.

     Under the terms of the Agreement, at the end of each year of the term of his employment, Mr. Taylor will also be entitled to receive options to acquire 100,000 shares of the Company's common stock at their then fair market value. These options shall vest at the rate of 25% at the end of each fiscal year ended April 30 after the options are issued.

     Subject to the terms of the Agreement, Mr. Taylor is restricted from competing with the Company and Electrograph for a period of two years within certain specified territories after the expiration of his employment.

     There are no arrangements between Mr. Taylor and any other persons pursuant to which Mr. Taylor was selected as an officer, nor are there any family relationships between Mr. Taylor and any director, executive officer or any other person that are required to be disclosed under Item 401(d) of Regulation S-K. There are no transactions to which the Company is a party and in which Mr. Taylor had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. A copy of the Agreement is filed herewith as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

     99.1 Employment Agreement with Sam Taylor, dated May 5, 2003.

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                                   SIGNATURES
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 14, 2005



                                       Manchester Technologies, Inc.



                                       By: /s/ Seth Collins
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                                          Seth Collins
                                          President

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                                 EXHIBIT INDEX
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EXHIBIT NO.    DESCRIPTION
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 99.1          Employment Agreement with Sam Taylor, dated May 5, 2003.